Orocidin

ADVANCING THE NEXT GENERATION OF PERIODONTITIS THERAPIES

Developing a treatment to patients lacking effective medical options





Orocidin

Who We Are

About Us

Orocidin A/S is a **Danish preclinical biotech company** founded in 2023 by **Allan Wehnert**, an accomplished pharmacologist and former **Senior VP at Lundbeck A/S**, who serves as Orocidin's CEO. In 2024, Orocidin became a **wholly owned subsidiary of Nordicus Partners Corp (OTCQB: NORD).**

Our Innovation

Orocidin is developing a **proprietary first-of-its-kind medical treatment for aggressive periodontitis**, addressing a major unmet need. Several **patent applications** have already been submitted, including product use, application forms, and synthesis.

Leadership & Expertise

With 25 years at Lundbeck, Allan led **drug development to NDA/EMA approval**, oversaw **eight market-approved drugs**, conducted **75+ due diligence evaluations**, and played a key role in **seven major acquisitions**. With the rest of Orocidin's team and our domestic and international partners, we share a vision of making the first and only medical treatment available to millions of patients.

Orocidin

Understanding Periodontitis

- Periodontitis is a severe gum disease caused by bacterial infections
- Leading consequences are inflammation, gum recession, and ultimately, the destruction of the bone supporting the teeth.
- However, it is more than just an oral health issue—it is a serious medical condition with systemic implications.
- Patients with periodontitis not only experience physical pain, emotional distress, and financial burdens but are also at a higher risk of developing life-threatening diseases such as cardiovascular disease and diabetes.
- **Current treatment options:**
  - Deep cleaning (scaling and root planning)
  - Antibiotics (with no or limited effect), and, in severe cases, surgical procedures such as flap surgery or bone grafts.

  However, these treatments are inadequate and with limited efficacy as they only manage progression of the disease. This require lifelong maintenance to prevent recurrence.


THE STAGES OF GUM DISEASE
Stage 0: Healthy Gums
Stage 1: Gingivitis
Stage 2: Mild Periodontal Disease
Stage 3: Moderate Periodontal Disease
Stage 4: Severe Periodontal Disease
Stage 5: Tooth Loss

Orocidin

Committed to improving lives around the world

- Today, millions of periodontitis patients do not have sufficient and effective medical treatment available to them.
- Current treatments are inadequate and with limited efficacy as they only manage progression of the disease. This require lifelong maintenance to prevent recurrence.
- No existing treatment combines both antibacterial and anti-inflammatory properties, which are crucial for effectively combating periodontitis. This realization led to a search for a molecule that could fulfill both functions, ultimately leading to the discovery of Orocidin’s drug, QR-01.



Domestic & International Partners

Orocidin collaborates with leading domestic and international experts across various aspects of drug development, reinforcing our commitment to creating the top medical treatment for periodontitis patients worldwide.



Orocidin's R&D Pipeline



Clinical Development
Product
Disease Area
Pre-Clinical Development
Pilot Efficacy Study
Confirmatory Phase II Study
QR-01
Periodontitis
Q4 2025
Q4 2026
Q1 2028



Q1 2025
1st toxicity study completed
Positive results as 1st toxicity study shows a well tolerated product
2nd pivotal toxicity study expected to be completed by ultimo Q2 2025
Completion of 2nd toxicity study
Q2 2025
Q4 2025
Initiate pilot efficacy study
Orocidin expects to begin a pilot efficacy study in patients primo Q4 2025
Orocidin expects to complete the confirmatory Phase II study by end of Q1 2028
Initiate Phase II confirmatory clinical trials
Q4 2026

DISEASE PREVALENCE

Periodontal diseases affect **20-50% of the global population** – making it the 6th most prevalent health condition.[1]

Severe periodontitis affects ***11% globally*** – compared to other diseases[2]:

- Sexually transmitted infections: ***16%***
- Cardiovascular disease: ***6.6%***

Over **50% of the European population** suffer from some form of periodontitis and over **10% have severe disease**, with prevalence **increasing to 70-85%** of the population aged 60-65 years of age.[3]

In the U.S. ***42%*** of people aged 30+ are affected by periodontitis.[4]
7.8% of the U.S. population has advanced periodontitis. [4]



Orocidin

Economic Statistics



Market Size – Periodontal Disease (Billion USD)5
25.00
20.00
15.00
10.00
5.00
0.00
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032

- CAGR of 10.4% from 2022-2032
- The U.S. accounted for the highest market share of 34.4% in 2021

Economic Loss of Periodontal Diseases In 2018 (Billion USD)[6]

	Europe (32 countries)	USA
Direct Costs	3.18	3.49
Indirect Costs	197.09	150.57
Total Costs	**200.27**	**154.06**

World Economic Loss Because of Periodontitis Around 2018 (Billion USD)[6]

Direct Costs	44.28
Indirect Costs	20.50
Total Costs	**64.78**

- Direct Costs:
  Those associated with its treatment
- Indirect Costs:
  Include both the oral consequences of periodontitis, and the productivity losses due to absenteeism from work.



Orocidin

OROCIDIN'S DRUG DELIVERY SYSTEM

- Orocidin's breakthrough is not only the discovery and repurposing of QR-01 for treating periodontitis.
- A key challenge in oral drug delivery is ensuring that the active ingredient remains in the mouth long enough to be effective. It is imperative that the oral formulation stays in the oral cavity as long as possible. Normal gels and creams will wash out of the oral cavity, which make them useless to treat the disorder.
- To address this, Orocidin has developed a novel proprietary gel formulation designed to transform upon contact with periodontal pockets. Initially fluid-like, it thickens into a semi-solid gel, ensuring prolonged adhesion and controlled release of the active ingredient.
- The gel will upon contact with oral cavity moisture form a semi-solid, bioadhesive crystalline matrix. This structure enables the slow and localized release of the active peptide, ensuring sustained treatment efficacy over time.

OROCIDIN – A GAME CHANGER!



- A Game-Changing Treatment for Periodontitis:
  - Orocidin's combination of QR-01 with its innovative proprietary gel formulation represents a breakthrough in periodontitis treatment. This drug has the potential to significantly impact the field of periodontal medicine by providing the first medical treatment that improves patient outcomes and quality of life.

- Further Innovation – A Novel Production Method:
  - In addition to developing the patent for drug and its delivery system, Orocidin has also invented a novel method for producing QR-01, further strengthening its technological edge. A patent application has been submitted for this invention, solidifying Orocidin's position at the forefront of innovation in oral health treatment.
  - With these groundbreaking advancements, Orocidin is on the path to revolutionizing periodontitis treatment, offering hope and relief to millions of patients worldwide.

Thank you!

Do you have any questions?

info@orocidin.com

+45 42 90 17 33

Dyrehavevej 3B G/F

DK-2930 Klampenborg

Denmark

www.orocidin.com



List of References

1. Nazir M. et al. (2020) Global Prevalence of Periodontal Disease and Lack of Its Surveillance, ScientificWorldJournal. 2020 May 28;2020:2146160. doi: 10.1155/2020/2146160, National Library of Medicine. https://pmc.ncbi.nlm.nih.gov/articles/PMC7275199/

2. FDI World Dental Federation (2018): Periodontal Health and Disease, A practical guide to reduce the global burden of periodontal disease. https://www.fdiworlddental.org/sites/default/files/2020-11/gphp-2018-toolkit-en.pdf

3. Patel, R. (2012): The State of Oral Health in Europe. https://www.oralhealthplatform.eu/our-work/the-state-of-oral-health-in-europe/

4. Economist Impact (2023): Now is the time to take gum disease seriously, A roadmap for improving oral health in the United States. https://impact.economist.com/perspectives/sites/default/files/oral_b_report_us_letter-v7.pdf?mibextid=Zxz2cZ

5. Future Market Insights (2022): Periodontal Market Overview – Growth & Forecast 2022-2032. https://www.futuremarketinsights.com/reports/periodontal-market

6. Botelho, J. et al. (2022): Economic burden of periodontitis in the United States and Europe: An updated estimation. https://pubmed.ncbi.nlm.nih.gov/34053082/